                                                                      Exhibit 31



                Certification Pursuant to Rules 13a-14 and 15d-14

                     of the Securities Exchange Act of 1934


I, Robert E. Busch, certify that:

1. I have reviewed this Annual Report on Form 10-K of PSE&G Transition Funding LLC (the Registrant) and other reports containing distribution information for the period covered by the Annual Report on Form 10-K;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information required to be provided to the trustee under the governing documents of the issuer is included in these reports; and

4. Based on my knowledge, Public Service Electric and Gas Company, the Servicer, has complied with its servicing obligations and minimum servicing standards.



Date:   March 21, 2005       /s/ Robert E. Busch
                             ---------------------------------------------------
                             Robert E. Busch
                             PSE&G Transition Funding LLC
                             Chief Executive Officer and Chief Financial Officer